Exhibit 99.1

II-VI Incorporated Completes its Acquisition of ANADIGICS, Inc.;

Updates its Outlook for Q3 FY 16

PITTSBURGH, March 16, 2016 /GLOBE NEWSWIRE/ - II-VI Incorporated (Nasdaq:IIVI), a leader in engineered materials and optoelectronic components, announced today that it has successfully completed its acquisition of ANADIGICS, Inc. (“Anadigics”) (Nasdaq: ANAD) for approximately $78.2 million in cash. The purchase price was funded primarily from the Company’s existing capacity under its credit facility.

The Company has also updated its outlook for Q3 FY16 previously issued on January 26, 2016. Revenue is updated to $190M to $198M from the prior range of $185M to $195M. Adjusted EPS, excluding one-time items, is expected to be $0.26-$0.29/share, inside the Company’s original guidance range of $0.25 to $0.29/share. The results exclude one-time items, but do include the results of operations for two months of EpiWorks (acquired on February 1, 2016), and the results of Anadigics from March 15 to March 31, 2016. One-time items are expected to range from $0.05 to $0.06/share and include investment banking and legal fees and one-time expense for fair value inventory adjustments. EPS on a reported basis is now expected to be $0.21 to $0.23/share.

The Company has begun its evaluation of assets and integration with the leadership teams of EpiWorks and Anadigics. This work is expected to give rise to additional one-time costs. Wunderlich Securities acted as financial advisor to II-VI. The Company will provide greater details and guidance for the remainder of fiscal year 2016 on its earnings call presently scheduled for Tuesday, April 26, 2016 at 9:00am Eastern Standard Time.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components, is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, with research and development, manufacturing, sales, service, and distribution facilities worldwide, the Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms including integrated with advanced software to enable our customers’ success.

Forward-looking Statements

This press release contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it in this release have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015; (iii) the purchasing patterns of customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company’s ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

CONTACT:	II-VI Incorporated

Mary Jane Raymond, Chief Financial Officer

(724) 352-4455

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